Exhibit 99.28(h)(1)(iii)

IRONBRIDGE FUNDS, INC.

SECOND AMENDMENT TO THE TRANSFER AGENT

SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of the 1st day of May, 2011, to the Transfer Agent Servicing Agreement, dated as of May 21, 2010, as amended October 11, 2010 (the “Agreement”), is entered into by and between IRONBRIDGE FUNDS, INC., a Maryland corporation (the “Company”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (the “Company”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit D of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

IRONBRIDGE FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By:	By:

Name: John Davis	Name: Michael R. McVoy

Title: CEO	Title: Executive Vice President

Amended Exhibit D to the Transfer Agent Servicing Agreement — IronBridge Funds, Inc.

ANNUAL FEE SCHEDULE  at May 1, 2011 — IRONBRIDGE FUNDS, INC.

Service Charges to the Fund*	Service Charges to Investors

Shareholder Account Fee (Subject to Minimum)

No-Load  - $14.00 /account

Annual Minimum

•  $6,000 per no-load fund/class.

Activity Charges

•  Daily Valuation Trades - $10.00 /trade

•  Omnibus Account Transactions

      $3.00 each – first 100 transactions

      $2.00 each – next 400 transactions

      $1.00 each – next 1,500 transactions

      $.50 each – next 3,000 transactions

      $.25 each – balance of transactions

           CCO Support Services - $1,200 per year

•  Lost Shareholder Search - $5.00 /search

•      AML Base Service (excl Level 3 accounts)

0-999 accounts - $500.00/year

1,000-4,999 accounts - $1,000/year

5,000-9,999 accounts - $2,500/year

10,000+ accounts - $5,000/year

•  AML New Account Service - $1.00/new domestic accounts and $2.00/new foreign account, AML Verification $0.25

•  ACH/EFT Shareholder Services:

$125.00 /month/fund group

$ .50 /ACH item, setup, change

$5.00 /correction, reversal

Out-of-pocket Costs - Including but not limited to:

•      Telephone toll-free lines, call transfers, etc.

•      Mailing, sorting and postage

•      Stationery, envelopes

•      Programming, special reports

•      Disaster recovery – per open account

•      Insurance, record retention, microfilm/fiche

•      Proxies, proxy services

•      ACH fees, NSCC charges

•      All other out-of-pocket expenses

•      subject to CPI increase

Qualified Plan Fees (Billed to Investors)

•      $15.00 /qualified plan acct (Cap at $25.00/SSN)

•      $15.00 /Coverdell ESA acct (Cap at

        $30.00/SSN)

•      $25.00 /transfer to successor trustee

•      $25.00 /participant distribution (Excluding SWPs)

•      $25.00 /refund of excess contribution

Additional Shareholder Fees (Billed to Investors)

•      $15.00 /outgoing wire transfer

•      $15.00 /overnight delivery

•      $ 5.00 /telephone exchange

•      $25.00 /return check or ACH

•      $25.00 /stop payment

•      $ 5.00 /research request per account (Cap at $25.00/request) (For requested items of the second calendar year [or previous] to the request)

Technology Charges

1.   NSCC Service Interface – All NSCC Services

•  Setup - $1,500 /fund group

•  Annual - $1,400 /cusip/year

2.     Telecommunications and Voice Services (not using at this point)

•  Service Setup - $1,500 ATT transfer connect

•  VRU Setup - $500 /fund group

•  VRU maintenance - $100/fund/month

3.     Fund Group Setup (first class) - $5,000 /fund group, will be charged at time of setup completion.

5.     Fund Setup - $2,500 /fund/class (beyond first class), will be charged at time of setup completion.

6.     Development/Programming - $165 /hour

7.     File Transmissions – subject to requirements

8.     Selects - $300 per select

9.     Extraordinary services – charged as incurred

•  Conversion of Records (if necessary) – Estimate to be provided.

•  Custom processing, re-processing

•  All other extraordinary services

10.  Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades.

      90 days or less -$0.08/open account

      91- 180 days - $0.14/open account

     181-270 days - $0.20/open account

     271 days – 1 year - $0.26/open account

     1 year – 2 years - $0.38/open account

Amended Exhibit D (continued) to the Transfer Agent Agreement – IronBridge Funds, Inc. at May 1, 2011

11.  Vision Mutual Fund Gateway

       $.05/inquiry, and $5.00/ID/Month

12.  Literature Fulfillment Services

       Inbound Teleservicing Only

       Account Management $250/month

       $5.00/minute.

13.   Average Cost Account Maint. $1.00/direct open account per year.

14.   Client Web Data Access

USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.

•     Setup: MFx Portal - $3,000

•     Service - $200 /user per month

•     Access to the following systems included:

•      BDS — Statement Storage and Retrieval

•      ReportSource — Mainframe T/A Report Library

•      FundSource — Comprehensive Fund Information

*Fees are billed monthly.